Exhibit 10.2
FOURTH AMENDED AND RESTATED
INDEMNIFICATION AGREEMENT
This Fourth Amended and Restated Indemnification Agreement (this “Agreement”) is made as of January 28, 2017, by and between Columbus McKinnon Corporation, a New York corporation (the “Corporation”), and Mark D. Morelli, a director of the Corporation (“Indemnitee”), in connection with Indemnitee’s service as a director of the Corporation and based upon the following factual background:

•	Indemnitee performs a valuable service to the Corporation in his capacity as a director of the Corporation;

•	It is essential for the Corporation to be able to attract and retain as directors the most capable persons available;

•
Increased corporate litigation subjects directors to significant potential litigation risks and expenses, and the limited availability and coverage of directors and officers liability insurance have made it difficult for the Corporation to attract and retain such persons;

•
The Corporation desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses associated with Indemnitee’s service as a director of the Corporation regardless of, among other things, any amendment to or revocation of the Corporation’s Certificate of Incorporation or By-laws or any change in the ownership of the Corporation or in the composition of its Board of Directors;

•	The Corporation intends that this Agreement will provide Indemnitee with greater protection than that which is provided by the Corporation’s Certificate of Incorporation and By-laws;

•
This Agreement is a supplement to and in furtherance of the Corporation’s Certificate of Incorporation and By-laws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder;

•	Indemnitee is relying upon the rights afforded under this Agreement in deciding to begin serving or continue to serve as a director of the Corporation; and

•
Indemnitee and the Corporation acknowledge that this Agreement is intended to supercede the Amended and Restated Indemnification Agreements, dated July 15, 2005 and March 25, 2008, by and between the Corporation and Indemnitee (the “Prior Agreement”), which heretofore has been in effect.

NOW, THEREFORE, based upon this factual background, for valuable consideration including Indemnitee’s past and prospective service as a director of the Corporation, and in order to induce Indemnitee to continue to serve as a director of the Corporation and in consideration of Indemnitee’s so serving, the Corporation and Indemnitee do hereby covenant and agree as follows:

CH\993498

Section 1.Services to the Corporation. Indemnitee agrees to serve as a director of the Corporation and may serve as a director, officer, employee, agent or fiduciary of another corporation or Enterprise (as defined below). Indemnitee may at any time and for any reason resign from such position(s) (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Corporation shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Corporation (or any of its subsidiaries or any Enterprise). The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director of the Corporation.
Section 2.    Definitions. As used in this Agreement:
(a)    A "Change in Control" shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)     Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities;

(ii)     Change in Board of Directors. During any period of two (2) consecutive years (excluding any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in Sections 2(a)(i), 2(a)(iii) or 2(a)(iv), (ii) a director whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation with respect to the election or removal of directors, or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board, or any settlement of any such actual or threatened solicitation, or (iii) a director who shall have been nominated for election to the Board by a stockholder pursuant to any direct nomination or proxy access procedure) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;

(iii)     Corporation Transactions. The effective date of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv)     Liquidation. The approval by the shareholders of the Corporation of a complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; and

(v)     Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), regardless of whether the Corporation is then subject to such reporting requirement.

For purposes of this Section 2(a), the following terms shall have the following meanings:
(A)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(B)    “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Corporation, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.
(C)    “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the shareholders of the Corporation approving a merger of the Corporation with another entity.
(b)    “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Corporation or of any other corporation, limited liability company, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.
(c)    “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(d)    “Enterprise” shall mean the Corporation and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary.
(e)    “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(f)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and that neither presently is, nor in the past five years has been, retained to represent any of the following: (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Corporation agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(g)    “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director of the Corporation, by reason of any action taken by him or of any action on his part while acting as director or officer of the Corporation, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement; except one initiated by Indemnitee to enforce his rights under this Agreement.
(h)    Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed not to have acted in “bad faith” as referred to in this Agreement.
Section 3.    Indemnification.

(a)    The Corporation shall indemnify Indemnitee and hold Indemnitee harmless to the fullest extent authorized or permitted by the NYBCL, as it may be amended from time to time.
(b)    Separate and distinct from the indemnification provided by Section 3(a), the Corporation shall indemnify Indemnitee and hold Indemnitee harmless against any and all Expenses, judgments, fines and amounts paid in settlement actually incurred by Indemnitee (net of any related insurance proceeds or other indemnification payments received by Indemnitee or paid on Indemnitee’s behalf as described in Section 7(a)) in connection with any present or future threatened, pending or completed Proceeding, regardless of whether such Proceeding is by or in the right of the Corporation, based upon arising from, relating to, or by reason of Indemnitee’s Corporate Status; provided, that no indemnification pursuant to this Section 3(b) may be made to Indemnitee or on Indemnitee’s behalf if a final judgment or other final adjudication adverse to Indemnitee establishes (i) that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) that Indemnitee personally gained in fact a financial profit or other advantage to which he was not legally entitled.
Section 4.    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Corporation also shall indemnify Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
Section 5.    Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
Section 6.    Additional Indemnification.
(a)    Notwithstanding any limitation in Sections 3 or 4, the Corporation shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.
(b)    For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include the following:
(i)    to the fullest extent permitted by the provision of the NYBCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the NYBCL; and
(ii)    to the fullest extent authorized or permitted by any amendments to or replacements of the NYBCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.
Section 7.    Exclusions. Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:
(a)    for which payment has actually been made to or for the account of Indemnitee under any insurance policy, other indemnity provision, contract or agreement, except with respect to any excess beyond the amount paid to Indemnitee under any insurance policy, other indemnity provision, contract or agreement;
(b)    for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law;
(c)    in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless (i) the Board of Directors of the Corporation authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law;
(d)    ; indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.
(e)    in connection with any clawback or disgorgement of compensation or employment benefits as required pursuant to the terms of any policy or employee benefit plan or program instituted or maintained by the Corporation or as required by any applicable statute, law, ordinance, rule or regulation of any governmental, regulatory or administrative authority; or
Section 8.    Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary, the Corporation shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee (or reasonably expected to be incurred by Indemnitee during the six (6)

months following any such request) in connection with any Proceeding, and such advancement shall be made within thirty (30) days after the receipt by the Corporation of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the amounts advanced and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Corporation of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Corporation. This Section 8 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 7.
Section 9.    Procedure for Notification and Defense of Claim.
(a)    To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification (following the final disposition of such Proceeding). The omission to notify the Corporation will not relieve the Corporation from any liability which it may have to Indemnitee otherwise than under this Agreement. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.
(b)    The Corporation will be entitled to participate in the Proceeding at its own expense.
Section 10.    Procedure Upon Application for Indemnification.
(a)    Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 9(a), a determination, if required by applicable law or this Agreement, with respect to Indemnitee’s entitlement thereto shall be made in the specific case:
(i)    if a Change in Control shall have occurred, by Independent Counsel selected in accordance with Section 10(b) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or
(ii)    if a Change in Control shall not have occurred, in the following manner:
(A)    by the Board acting by a quorum of Disinterested Directors upon a finding that Indemnitee is not barred from receiving such indemnification pursuant to item (i) or (ii) of Section 3(b); or

(B)    if such a quorum is not obtainable or, even if obtainable, a quorum of Disinterested Directors so directs, (x) by the Board upon the opinion in writing of Independent Counsel selected in accordance with Section 10(b), that indemnification is proper in the circumstances because Indemnitee is not barred from receiving such indemnification pursuant to item (i) or (ii) of Section 3(b), or (y) by the shareholders of the Corporation upon a finding that Indemnitee is not barred from receiving such indemnification pursuant to item (i) or (ii) of Section 3(b).
If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
(b)    In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a) hereof, the Independent Counsel shall be selected as provided in this Section 10(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Corporation shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition a court of competent jurisdiction for resolution of any objection that shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
Section 11.    Presumptions and Effect of Certain Proceedings.
(a)    In making a determination with respect to entitlement to indemnification hereunder, the person or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a), and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Corporation (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because indemnification of Indemnitee is not barred pursuant to the provisions of this Agreement or otherwise, nor an actual determination by the Corporation (including by its directors or Independent Counsel) that indemnification of Indemnitee is barred pursuant to the provisions of this Agreement or otherwise, shall be a defense to such action or create a presumption that Indemnitee is not entitled to indemnification. The termination of any Proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action or that Indemnitee personally gained in fact a financial profit or other advantage to which he was not legally entitled.
(b)    Subject to Section 12(e), if the person, persons or entity empowered or selected under Section 11 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days (or thirty (30) days if the request was for an advance) after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation or information relating thereto; and provided, further, that the foregoing provisions of this Section 11(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 10(a) and if (A) within fifteen (15) days after receipt by the Corporation of the request for such determination the Board of Directors has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a).
(c)    Reliance as Safe Harbor. For purposes of any determination of whether Indemnitee acted in bad faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 11(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to be entitled to indemnification.
(d)    Actions of Others. The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
Section 12.    Remedies of Indemnitee.
(a)    Subject to Section 12(c), in the event that (i) a determination is made pursuant to Section 10 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(a) within ninety (90) days (or thirty (30) days if the request was for an advance) after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 4 or 5 or the last sentence of Section 10(a) within ten (10) days after receipt by the Corporation of a written request therefor, or (v) payment of indemnification pursuant to Section 3 or 6 is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
(b)    In the event that a determination shall have been made pursuant to Section 10(a) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12 the Corporation shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
(c)    If a determination shall have been made pursuant to Section 10(a) that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d)    The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement. The Corporation shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Corporation of a written request therefor) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Corporation under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.
(e)    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.
(f)    During the interval between the Corporation’s receipt of Indemnitee’s request for indemnification and the later to occur of (a) payment in full to Indemnitee of such indemnification, or (b) a final determination (if required) pursuant to Sections 10 and 11 that Indemnitee is not entitled to indemnification, the Corporation shall protect Indemnitee against loss which, for purposes of this Agreement, shall mean the taking of the necessary steps (regardless of whether such steps require expenditures to be made by the Corporation at that time) to stay, pending a final determination of Indemnitee’s entitlement to indemnification (and, if Indemnitee is so entitled, the payment thereof), the execution, enforcement or collection of any judgments, penalties, fines or any other amounts for which Indemnitee may be liable in order to avoid his being or becoming in default with respect to any such amounts (such necessary steps to include, but not be limited to, the procurement of a surety bond to achieve such stay or the advance to Indemnitee of amounts necessary to satisfy the judgments, penalties, fines or other amounts for which he may be liable and as to which a stay of execution has not been obtained), within five (5) business days after receipt of Indemnitee’s written request therefor, together with a written undertaking by Indemnitee to repay, no later than sixty (60) days following receipt of a statement therefor from the Corporation, amounts (if any) expended by the Corporation for such purpose, if it is ultimately determined (if such determination is required) pursuant to Sections 10 and 11 that Indemnitee is not entitled to be indemnified against such judgments, penalties, fines or other amounts.
Section 13.    Non-exclusivity; Survival of Rights; Insurance; Subrogation.
(a)    The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Corporation’s Certificate of Incorporation, the Corporation’s By-laws, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in New York law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Corporation’s By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)    To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
(c)    In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.
Section 14.    Retroactive Effect; Binding Agreement.
(a)    All agreements and obligations of the Corporation contained herein shall commence upon the date that Indemnitee first became a director of the Corporation, shall continue during the period of Indemnitee’s Corporate Status and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact of Indemnitee’s Corporate Status. In this regard, the provisions contained herein are intended to be retroactive and the full benefits hereof shall be available in respect of any alleged or actual occurrences, acts or failures to act that occurred prior to the date hereof.
(b)    This Agreement shall be binding upon the Corporation and its successors and assigns. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.
(c)    This Agreement shall inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Without limiting the generality of the preceding sentence, if Indemnitee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Indemnitee’s devisee, legatee, or other designee, or if there be no such designee, to his estate.
Section 15.    Severability; Invalidity. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law, (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto, and (iii) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. If this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then the Prior Agreement shall remain binding upon the Corporation and Indemnitee and enforceable by each of the Corporation and Indemnitee in accordance with its terms without amendment, restatement or any other change as a result of the execution and delivery of this Agreement.
Section 16.    Enforcement.
(a)    The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Corporation.
(b)    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation of the Corporation, the By-laws of the Corporation and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
Section 17.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
Section 18.    Notice by Indemnitee. Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to Indemnitee under this Agreement or otherwise.
Section 19.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:
(i)    If to Indemnitee, at the address or fax number indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Corporation; and
(ii)    If to the Corporation, at the address or fax number indicated on the signature page of this Agreement, or at such other address or fax number as may have been furnished to Indemnitee by the Corporation.
Section 20.    Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; or (b) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 21.    Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a), the Corporation and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Supreme Court of the State of New York (the “New York Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the New York Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the New York Court, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the New York Court has been brought in an improper or inconvenient forum.
Section 22.    Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
Section 23.    Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine or neuter pronoun where appropriate. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise indicated, references in this Agreement to any “Section” shall be deemed to refer to the indicated Section of this Agreement. The headings set forth in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

COLUMBUS MCKINNON CORPORATION

By: /S/ Gregory P. Rustowicz
Name: Gregory P. Rustowicz Its: Vice-President – Finance and CFO

Address: 205 Crosspoint Parkway Getzville, New York 14068

Fax Number: (716) 689-5598

INDEMNITEE

By: /S/ Mark D. Morelli
Mark D. Morelli

Address: 4 Wedgwood Road Wellesley Hills, MA 02481